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COATES - FORM 8-K - Shareholder Letter 12-17-04
EXHIBIT 99.1


                           COATES INTERNATIONAL, LTD.
                        2100 HIGHWAY #34 & RIDGEWOOD ROAD
                         WALL TOWNSHIP, NEW JERSEY 07719


December 17, 2004


Dear Stockholder:

Please be advised that Coates International will be holding an Open House for four consecutive weeks, at our Research Plant in Wall Township, for all our existing stockholders. The Open House will be held from 1:00 PM to 2:30 PM and from 3:00 PM to 4:30 PM, on the following dates:

                                December 22, 2004
                                December 23, 2004
                                December 29, 2004
                                December 30, 2004
                                 January 5, 2005
                                 January 6, 2005
                                 January 7, 2005
                                January 12, 2005
                                January 13, 2005
                                January 14, 2005

Please schedule your appointment by calling this office, as we can only accommodate 250 people at each sitting and each person must be signed in.

These meetings will be to update all investors.
Kindest regards,
Sincerely,

/s/ Sharon Dunn
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Sharon Dunn
Communications Manager